Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of ADA-ES, Inc. and Subsidiaries of our reports dated March 26, 2007 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K of ADA-ES, Inc. and Subsidiaries for the year ended December 31, 2006.

HEIN & ASSOCIATES LLP

Denver, Colorado

May 10, 2007